EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of The Parent Company (successor to BabyUniverse, Inc.) on Form S-8 of our report dated June 13, 2005 relating to our audit of the consolidated financial statements of BabyUniverse, Inc. included in the Annual Report on Form 10-K of BabyUniverse, Inc. for the year ended December 31, 2006.

/s/ Lieberman & Associates, P.A.

Fort Lauderdale, Florida

January 8, 2008